UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010

CHINA GREEN MATERIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15683	88-0381646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27F (Changqing Building)
172 Zhongshan Road
Harbin City, China 150040
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 00-86-451-82695957

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.     Entry into a Material Definitive Agreement.

On January 11, 2010, China Green Material Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (the “Purchasers”) relating to the issuance and sale of up to an aggregate of 5,300,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), in a private placement transaction (the “Private Placement”). The aggregate purchase price for the Shares will be up to $4,770,000 (the “Aggregate Purchase Price”). The closing of the Private Placement is subject to customary closing conditions. A copy of the Securities Purchase Agreement is attached hereto and incorporated herein by reference as Exhibit 10.2.

Pursuant to the Securities Purchase Agreement, (i) $100,000 of the Aggregate Purchase Price will be held in an escrow account and (ii) the Company will deposit with the escrow agent one-year warrants to purchase 700,000 shares of common stock of the Company at a price of $0.90 per share with cashless exercise rights and which will be exercisable for a period of one year from the date that such warrants are issued to Company-approved investor relations firms (the “IR Warrants”), both for dissemination on or before September 30, 2010 to Company-approved investor relations firms, as determined from time-to-time by ARC China, Inc., as consultant to the Purchasers. A copy of the form of IR Warrant is attached hereto and incorporated herein by reference as Exhibit 10.3.

Under the Securities Purchase Agreement, the Company has made certain customary representations, warranties and covenants. Additionally, the Company has granted registration rights to the Purchasers whereby the Company has agreed to file, within 45 days of the closing of the Private Placement (the “Required Filing Date”), a registration statement with the Securities and Exchange Commission (the “Commission”) to register the Shares for resale, and to cause such registration statement to become effective by the date of the earlier of the following: (i) 90 days after the Required Filing Date (or 180 days after the Required Filing Date if the registration statement is reviewed by the Commission) or (ii) four trading days after notice to the Company from the Commission that the registration statement may be declared effective. The Company has agreed to maintain the effectiveness of such registration statement until all securities registered thereunder are sold or otherwise can be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), without restriction.

 The foregoing summary of the terms of the Securities Purchase Agreement and the IR Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the form of the IR Warrants, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

Item 3.02.     Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Shares are being offered and sold to accredited investors without registration under the Securities Act or any state securities laws. The Company is relying upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Shares.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.                    Description

10.2	Securities Purchase Agreement, dated as of January 11, 2010, by and among China Green Material Technologies, Inc. and the purchasers identified on the signature pages thereto*

10.3	Form of IR Warrant

*Schedules and exhibits have been omitted. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN MATERIAL TECHNOLOGIES, INC.

Date: January 15, 2010	By:	/s/ Zhonghao Su
Zhonghao Su
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.2	Securities Purchase Agreement, dated as of January 11, 2010, by and among China Green Material Technologies, Inc. and the purchasers identified on the signature pages thereto

10.3	Form of IR Warrant